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                                                                    EXHIBIT 23.1


Consent of Independent Auditors

     We consent to the incorporation by reference in the following registration statements of our report dated March 3, 2003, with respect to the consolidated balance sheet of UICI and subsidiaries as of December 31, 2002, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002 Annual Report on Form 10-K of
UICI:

     Registration Statement on Form S-8, No. 33-11323, pertaining to the United Insurance Companies, Inc. Employee Stock Ownership Plan of UICI

     Registration Statement on Form S-3, No. 333-02043, of United Insurance Companies, Inc. and related Prospectus

     Registration Statement on Form S-3, No. 333-23899, pertaining to the UICI and Amli Realty Company stock exchange agreement and related Prospectus

     Registration Statement on Form S-3, No. 333-42937, pertaining to the UICI and ELA Corp. agreement and related Prospectus

     Registration Statement on Form S-3, No. 333-85113, pertaining to the UICI 1998 Employee and Agents Stock Option Plan and related Prospectus

     Registration Statement on Form S-8, No. 333-43736, pertaining to the UICI Employee Stock Ownership and Savings Plan and related Prospectus

     Registration Statement on Form S-8, No. 333-44632, pertaining to the UICI Agents' Total Ownership Plan II and UICI Agency Matching Total Ownership Plan II, UICI Agents' Contribution to Equity Plan and Matching Agency Contribution Plan, and UICI Agents' Contribution to Account Plan II and UICI Matching Company Contribution Plan II and related Prospectus, of UICI and subsidiaries

Our report refers to a change in accounting for goodwill and other intangible assets in 2002 as a result of the adoption of FASB Statement No. 142, Goodwill and Other Intangible Assets.


                                                                KPMG LLP

Dallas, Texas
March 27, 2003